EXHIBIT 23.1



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


nStor Technologies, Inc.
West Palm Beach, Florida


We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 5, 1999 (except for Note 15, which is as of April 15, 1999) relating to the consolidated financial statements of nStor Technologies, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K and 10-K/A for the year ended December 31, 1998.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                             /s/ BDO Seidman, LLP

                                             BDO Seidman, LLP




Costa Mesa, California
January 18, 2000